Exhibit 99
News

[LOGO]
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2008 Fourth Quarter and Full-Year Results
and Provides Financial Guidance for 2009

Records Non-Cash Goodwill Impairment Charge of $40.3 Million

WESTFORD, Mass., March 4, 2009 – Kadant Inc. (NYSE:KAI) reported revenues from continuing operations of $67.2 million in the fourth quarter of 2008, a decrease of $29.3 million, or 30 percent, compared with $96.5 million in the fourth quarter of 2007. Revenues for the fourth quarter of 2008 included a $4.7 million, or 5 percent, decrease from foreign currency translation. Operating loss from continuing operations was $39.7 million in the fourth quarter of 2008, a decrease of $50.3 million, compared to operating income of $10.6 million in the 2007 quarter. Net loss was $41.4 million in the fourth quarter of 2008, or $3.25 per diluted share, versus net income of $7.7 million, or $.53 per diluted share in the fourth quarter of 2007. Net loss in the fourth quarter of 2008 included a $26.7 million after-tax goodwill impairment charge associated with the Papermaking Systems segment’s stock preparation reporting unit, a $15.4 million charge for a tax valuation allowance, and a $2.3 million after-tax restructuring charge. Adjusted net income, a non-GAAP measure, in the fourth quarter of 2008 was $3.0 million, or $.24 per diluted share, compared to $7.8 million, or $.54 per diluted share, in the fourth quarter of 2007.

	Three Months Ended Jan. 3, 2009		Three Months Ended Dec. 29, 2007
Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS) Reconciliation (non-GAAP)	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net (Loss) Income and Diluted EPS, as reported	$(41.4)	$(3.25)	$7.7	$.53
Adjustments for the following:
Goodwill impairment charge, net of tax	26.7	2.10	-	-
Tax valuation allowance	15.4	1.21	-	-
Restructuring costs, net of tax	2.3	.18	-	-
Loss from discontinued operation, net of tax	-	-	0.1	.01
Adjusted Net Income and Adjusted Diluted EPS	$3.0	$.24	$7.8	$.54

For full-year 2008, Kadant reported revenues from continuing operations of $329.2 million, a decrease of $37.3 million, or 10 percent, compared with $366.5 million in 2007. Revenues for 2008 included a $9.7 million, or 3 percent, increase from foreign currency translation. Operating loss from continuing operations was $13.0 million in 2008, a decrease of $50.0 million, compared to operating income of $37.0 million in 2007. Operating loss from continuing operations for 2008 included a $40.3 million pre-tax goodwill impairment charge. Net loss was $22.6 million in 2008, or $1.67 per diluted share, versus net income of $22.7 million, or $1.59 per diluted share a year ago. Adjusted net income, a non-GAAP measure, for 2008 was $21.8 million, or $1.62 per diluted share, compared to $25.7 million, or $1.80 per diluted share, in 2007.

	Twelve Months Ended Jan. 3, 2009		Twelve Months Ended Dec. 29, 2007
Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS) Reconciliation (non-GAAP)	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net (Loss) Income and Diluted EPS, as reported	$(22.6)	$(1.67)	$22.7	$1.59
Adjustments for the following:
Goodwill impairment charge, net of tax	26.7	1.98	-	-
Tax valuation allowance	15.4	1.14	-	-
Q4 2008 restructuring costs, net of tax	2.3	.17	-	-
Loss on sale of subsidiary, net of tax	-	-	0.3	.02
Loss from discontinued operation, net of tax	-	-	2.7	.19
Adjusted Net Income and Adjusted Diluted EPS	$21.8	$1.62	$25.7	$1.80

“Although market conditions negatively impacted our revenue in the fourth quarter, our adjusted diluted EPS, a non-GAAP measure, was $.24 and exceeded the high end of our guidance by $.04,” said William A. Rainville, chairman and chief executive officer of Kadant. “In addition to a favorable product mix, the proactive steps we took in 2008 to enhance internal operating efficiencies led to higher product gross margins that contributed to our stronger earnings performance. Every product line in our Papermaking Systems segment reported higher gross margins in the fourth quarter of 2008 compared to the fourth quarter of 2007, and consolidated gross margins were 43 percent in the fourth quarter of 2008, compared to 38 percent in the fourth quarter of 2007. Our balance sheet remains healthy, with $40 million in cash at the end of the quarter, and we have a solid liquidity position with $33 million available under our committed lines of credit, as well as another $175 million in uncommitted facilities. Our adjusted EBITDA, a non-GAAP measure, in 2008 was $38 million, the second highest level we’ve achieved since our spin-off from Thermo Fisher Scientific Inc. in 2001.

-more-

“Bookings of $50.5 million for the fourth quarter of 2008 were significantly lower than the same period last year and reflect a sharp drop in order levels, especially towards the end of the quarter. Order rates in our businesses are still weak in the beginning of 2009, but we have recently secured two annual contracts from two of China’s largest paper producers. One contract is for the supply of doctor blades, while the other is for screen baskets. In addition, we have been awarded a $1.8 million order for an OCC stock preparation system in China.

“We have taken a number of actions to adjust our cost structure and streamline our operations, including, among others, a reduction of approximately 300 employees, or 15% of our workforce, reduced work hours, and salary freezes. Nevertheless, the global recession and economic uncertainty have adversely affected our customers and their buying patterns. As a result, we expect to report a GAAP diluted loss per share of $.03 to $.05 from continuing operations in the first quarter of 2009, including $.07 of restructuring costs, on revenues of $62 to $65 million. For the full year, we expect to achieve GAAP diluted EPS of $.43 to $.53 from continuing operations, including $.17 of estimated restructuring costs, on revenues of $260 to $270 million.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted net income, adjusted operating income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA).

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We use non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our underlying operating performance and comparing such performance to that of prior periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Adjusted Diluted EPS in the three- and twelve-month periods ended January 3, 2009 and December 29, 2007 was calculated using the reported weighted average diluted shares for each period.

The non-GAAP measures included in this press release exclude:
•
costs and related tax effects associated with a $40.3 million goodwill impairment charge in the fourth quarter of 2008. We believe that this charge related to specific, isolated events and circumstances in the economic environment in which we operate and is not indicative of our normal operating costs.

•
costs and related tax effects associated with restructuring activities in the fourth quarter of 2008, which included severance and associated costs for a reduction of approximately 300 full-time positions, or 15% of our workforce, in China, the U.S., and Latin America, all in our Papermaking Systems segment. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

•	a $0.4 million loss on the sale of the Casting Products business in the second quarter of 2007, as we believe this charge is not indicative of our normal operating costs.

Adjusted Net Income and Adjusted Diluted EPS also exclude:
•
the impact of an unusual and one-time tax provision of $15.4 million in the fourth quarter of 2008 related to applying a valuation allowance to certain deferred tax assets. We believe that the size and nature of this tax provision is not indicative of our normal tax provision.

•	the impact of our discontinued operation, which is not part of our normal continuing operations.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release and in the accompanying tables.

Conference Call

Kadant will hold its earnings conference call on Thursday, March 5, 2009, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the conference call live on the Web by visiting www.kadant.com and clicking on “Investors.” An audio archive of the call will be available on our Web site until April 3, 2009.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)
	Three Months Ended		Twelve Months Ended
Consolidated Statement of Operations	Jan. 3, 2009	Dec. 29, 2007	Jan. 3, 2009	Dec. 29, 2007

Revenues	$67,154	$96,453	$329,158	$366,496

Costs and Operating Expenses:
Cost of revenues	38,241	59,701	193,355	227,716
Selling, general, and administrative expenses	23,576	25,029	100,280	95,616
Research and development expenses	1,562	1,367	6,187	5,957
Goodwill impairment	40,333	-	40,333	-
Restructuring costs (income) and other income, net (a)	3,105	(219)	2,010	(219)
Loss on sale of subsidiary (b)	-	-	-	388
	106,817	85,878	342,165	329,458

Operating (Loss) Income	(39,663)	10,575	(13,007)	37,038
Interest Income	398	537	1,935	1,570
Interest Expense	(833)	(732)	(2,738)	(3,086)
(Loss) Income from Continuing Operations Before Provision
for Income Taxes and Minority Interest Expense	(40,098)	10,380	(13,810)	35,522
Provision for Income Taxes	1,309	2,513	8,466	9,784
Minority Interest Expense	33	89	319	320

(Loss) Income from Continuing Operations	(41,440)	7,778	(22,595)	25,418

Income (Loss) from Discontinued Operation, Net of Tax	23	(104)	37	(2,750)

Net (Loss) Income	$(41,417)	$7,674	$(22,558)	$22,668

(Loss) Earnings per Share from Continuing Operations:
Basic	$(3.25)	$.54	$(1.67)	$1.80
Diluted	$(3.25)	$.54	$(1.67)	$1.78

(Loss) Earnings per Share:
Basic	$(3.25)	$.54	$(1.67)	$1.61
Diluted	$(3.25)	$.53	$(1.67)	$1.59

Weighted Average Shares
Basic	12,732	14,273	13,527	14,116
Diluted	12,732	14,426	13,527	14,290

	Three Months Ended		Twelve Months Ended
Business Segment Information (c)	Jan. 3, 2009	Dec. 29, 2007	Jan. 3, 2009	Dec. 29, 2007

Revenues:
Pulp and Papermaking Systems	$65,987	$94,598	$321,747	$356,334
Other	1,167	1,855	7,411	10,162

	$67,154	$96,453	$329,158	$366,496

Gross Profit Margin:
Pulp and Papermaking Systems	43%	38%	42%	38%
Other	18%	35%	27%	32%

	43%	38%	41%	38%

Operating (Loss) Income:
Pulp and Papermaking Systems	$(36,411)	$13,828	$1,341	$49,128
Corporate and Other	(3,252)	(3,253)	(14,348)	(12,090)

	$(39,663)	$10,575	$(13,007)	$37,038

Adjusted Operating Income (non-GAAP):
Pulp and Papermaking Systems	$7,027	$13,828	$44,779	$49,128
Corporate and Other	(3,252)	(3,253)	(14,348)	(11,702)

	$3,775	$10,575	$30,431	$37,426

Bookings from Continuing Operations:
Pulp and Papermaking Systems	$49,102	$99,339	$281,107	$389,541
Other	1,389	2,517	6,933	10,242

	$50,491	$101,856	$288,040	$399,783
-more-

	Three Months Ended		Twelve Months Ended
Business Segment Information (c)	Jan. 3, 2009	Dec. 29, 2007	Jan. 3, 2009	Dec. 29, 2007

Capital Expenditures from Continuing Operations:
Pulp and Papermaking Systems	$1,951	$1,571	$5,606	$4,436
Corporate and Other	49	336	592	472

	$2,000	$1,907	$6,198	$4,908

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data from Continuing Operations	Jan. 3, 2009	Dec. 29, 2007	Jan. 3, 2009	Dec. 29, 2007

Cash Provided by Operations	$2,243	$25,831	$19,358	$33,509
Depreciation and Amortization Expense	1,913	1,888	7,530	7,363

Balance Sheet Data			Jan. 3, 2009	Dec. 29, 2007

Cash and Cash Equivalents			$40,139	$61,553
Short- and Long-term Debt			55,411	40,700
Shareholders' Investment			192,715	278,751

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Twelve Months Ended
Reconciliaton (non-GAAP)	Jan. 3, 2009	Dec. 29, 2007	Jan. 3, 2009	Dec. 29, 2007

Consolidated
Net (Loss) Income	$(41,417)	$7,674	$(22,558)	$22,668
(Income) Loss from Discontinued Operation, Net of Tax	(23)	104	(37)	2,750
Minority Interest Expense	33	89	319	320
Provision for Income Taxes	1,309	2,513	8,466	9,784
Interest Expense, net	435	195	803	1,516
Goodwill Impairment	40,333	-	40,333	-
Q4 2008 Restructuring Costs	3,105	-	3,105	-
Loss on Sale of Subsidiary (b)	-	-	-	388

Adjusted Operating Income	$3,775	$10,575	$30,431	$37,426
Depreciation and Amortization	1,913	1,888	7,530	7,363

Adjusted EBITDA	$5,688	$12,463	$37,961	$44,789

Pulp and Papermaking Systems
Operating (Loss) Income	$(36,411)	$13,828	$1,341	$49,128
Goodwill Impairment	40,333	-	40,333	-
Q4 2008 Restructuring Costs	3,105	-	3,105	-

Adjusted Operating Income	$7,027	$13,828	$44,779	$49,128
Depreciation and Amortization	1,792	1,759	7,037	6,845

Adjusted EBITDA	$8,819	$15,587	$51,816	$55,973

Corporate and Other (c)
Operating Loss	$(3,252)	$(3,253)	$(14,348)	$(12,090)
Loss on Sale of Subsidiary (b)	-	-	-	388

Adjusted Operating Loss	$(3,252)	$(3,253)	$(14,348)	$(11,702)
Depreciation and Amortization	121	129	493	518

Adjusted EBITDA	$(3,131)	$(3,124)	$(13,855)	$(11,184)

(a)
Includes pre-tax restructuring costs of $3,105 and pre-tax restructuring income, net, of $219 in the three-month periods ended January 3, 2009 and December 29, 2007, respectively. Includes pre-tax restructuring costs  of $3,697, net of pre-tax gains from sales of assets of $1,687 in the twelve-month period ended January 3, 2009 and pre-tax restructuring income, net, of $219 in the twelve-month period ended December 29, 2007.

(b)	Reflects a pre-tax loss on the sale of the Casting Products business in the twelve-month period ended December 29, 2007.

(c)
"Other" includes the results from the Fiber-based Products business in all periods and the Casting Products business in the twelve-month period ended December 29, 2007 through its sale on April 30, 2007.

-more-

About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Westford, Massachusetts, with revenues of $329 million in 2008 and 1,800 employees in 16 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward looking statements about our expected future financial and operating performance, demand for our products, growth opportunities and strategies, and the effect of cost-savings initiatives. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended September 27, 2008. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales and operation of manufacturing facilities in China; international sales and operations; competition; adverse changes to the soundness of our suppliers and customers; our debt obligations; restrictions in our credit agreement; adverse changes to the soundness of financial institutions and credit parties; litigation and warranty costs related to our discontinued operation; our acquisition strategy; future restructurings; factors influencing our fiber-based products business; protection of patents and proprietary rights; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

###